Intermec, Inc. 6001 36Pth Avenue West Everett, WA 98203-1264 HTUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty
Vice President, Corporate Development &
Investor Relations
Intermec, Inc.
425-265-2472
HTUkevin.mccarty@intermec.comUTH

INTERMEC REPORTS THIRD QUARTER 2010 RESULTS

▪	Q3 Revenue of $169 Million, up 6% Y/Y, up 5% Q/Q
▪	Q3 Earnings Before Tax of $2.3M; Non-GAAP Earnings Before Tax of $4.1M
▪	Q3 Positive Cash Flow From Operations of $5.7M

EVERETT, Wash. – October 28, 2010 – Intermec, Inc. (NYSE: IN) today announced financial results for its third quarter, which ended September 26, 2010.

Third quarter 2010 revenues were $169 million and earnings before tax were $2.3 million. The Company recorded a $9.2 million primarily non-cash tax expense in the quarter to align its year-to-date provision with updated fiscal-year 2010 revenue and income estimates, as further described below. This resulted in a third quarter net loss of ($6.9) million, or ($0.11) per diluted share, compared to 2009 third quarter revenues of $159 million and a net income of $0.1 million, or $0.00 per diluted share.

“Third quarter revenue and operating margins met our expectations due to continued strength in international markets and gradual recovery in the North America region. Our new products and service offerings and channel programs continue to make progress and position the company for long-term growth,” said Patrick J. Byrne, Intermec President and CEO.

The following table presents our GAAP earnings before taxes, net loss, and diluted loss per share as reported for the third quarters of 2010 and 2009, and as adjusted by excluding restructuring charges.

	Quarter Ended September 26, 2010			Quarter Ended September 27, 2009
($ in millions, except per share amounts)	Earnings from operations before taxes	Net (loss) earnings	Diluted (loss) earnings per share	Earnings from operations before taxes	Net earnings	Diluted earnings per share
Earnings (loss) as reported	$2.3	$(6.9)	$(0.11)	$0.1	$0.1	$0.00
Restructuring charges	$1.8	$1.2	$0.02	$2.7	$1.7	$0.03
Earnings (loss) as adjusted	$4.1	$(5.7)	$(0.09)	$2.8	$1.8	$0.03

Excluding the restructuring charges, the non-GAAP net loss for the third quarter of 2010 was ($5.7) million, or ($0.09) per diluted share, as described in the Reconciliation of GAAP to Non-GAAP net earnings financial measures section of this release.

Tax Expenses

The $9.2 million tax expense in the quarter is primarily non-cash. There are three main factors that drove the third quarter tax provision:

▪
The Company reversed tax benefits recorded in Q1 and Q2, which were based on then-current estimates of fiscal-year 2010 revenue and earnings. Combined with tax on earnings in the third quarter, this year-to-date true-up is a non-cash tax expense of approximately $6.2 million.

▪	The Company recorded a non-cash tax expense of approximately $2 million related to the establishment of an offshore headquarters for our supply chain operations and foreign sales activities.

▪	The Company’s foreign sales office profits are taxed separately in those countries, resulting in cash tax expense of approximately $1 million for the quarter.

The Company expects that as profitability increases, additional pre-tax income will lower its total tax rate to normal levels.

Product and Service Introductions

▪
Intermec introduced the CS40 mobile computer, an innovative new product that has a small lightweight form factor.  It combines compact ruggedness with advanced data capture capabilities and a robust software environment required for line-of-business applications.  The CS40 is targeted at the merchandising, field service and transportation markets. It is fully compatible with Intermec’s printers, peripherals, SkynaxTM software, Smart Systems™ foundation, and IN Control™ managed services, enabling ease of configuration and effective deployment and support.

▪
Intermec acquired SkynaxTM, which provides software for secure mobile communications and data management. SkynaxTM software reduces the deployment time and life-cycle management costs of mobile computing systems.

▪
Intermec launched INcontrolTM services, the Company’s new managed services offerings. Utilizing a hosted web-based platform, INcontrolTM enables customers to outsource the day-to-day task of managing mobile devices to Intermec or its partners.

▪
In a joint development, Intermec and Seattle-based RAF technologies, a leader in intelligent information extraction and data verification solutions, have introduced VERDEXTM software.  VERDEXTM targets the Courier Express Parcel market and provides mobile address verification and correction capability exclusively on Intermec mobile computers.

Other Business Activities

▪
The local government in Brazil's Rio Norte region will begin implementing its electronic vehicle registration system based on RFID sticker tags supplied by Intermec. Intermec received the initial order comprised of fixed RFID readers, handheld RFID readers, CN3 rugged mobile computers’ and RFID tags.

▪	The Company added new North America distribution partners, Ingram Micro and Bluestar, to increase Intermec’s market reach and presence.

▪
Intermec’s Asia Pacific (APAC) Partner Summit was held in Taiwan during September. The Summit launched the Company’s APAC PartnerNet Program, which was deployed in the Americas and EMEA earlier in the year.

Third Quarter 2010 Operating Performance

▪	Total revenue of $169 million increased 6% from the prior-year quarter, and was up 9% when adjusted for currency translation.

▪
Geographically, compared to the prior-year quarter, revenues in North America declined 6%; excluding U.S. government sales, the region increased approximately 4%. In Europe, Middle East and Africa (EMEA) revenues increased 11%, up 21% in constant currency. The rest of world improved by 41%, led by Latin America’s increase of 62% and APAC growth of 13%.

▪	Systems and Solutions revenue grew 6%, Printer and Media revenue increased 10% and Service revenue was up 4%, all as compared to the prior-year quarter.

▪
Gross profit margins of 38.8% increased 0.2 percentage points compared to the prior-year quarter.  Product gross margins of 37.9% increased 0.9 percentage points while service gross margins of 42.2% decreased 2.5 percentage points over the third quarter 2009.

▪
Total operating expenses for the quarter were $63.1 million, compared to $61.2 million in the prior-year quarter. Operating expenses, excluding restructuring charges of $1.8 million in Q3’10 and $2.7 million in Q3’09, totaled $61.3 million and $58.5 million, respectively. Third quarter 2010 expenses also reflect an offsetting gain from the sale of intellectual property of $2.9 million.

▪
In the quarter, Intermec repurchased approximately 1.8 million shares of its common stock at a total cost of $20 million or $10.89 per share. Outstanding shares began the quarter at 61.8 million and ended at 60.0 million. Due to the timing of the repurchases, the average share count for Q3’10 was 61.4 million. There is $55 million remaining under the share repurchase authorization.

▪
The Company generated positive cash flow from operations during the quarter of $5.7 million; year-to-date cash flow from operations was $5.0 million. The Company’s cash, cash equivalents, and short-term investments ended the quarter at approximately $211 million. The Company has no debt.

Outlook – Fourth Quarter 2010

Intermec announced its financial guidance for the fourth quarter of 2010.

▪	Q4’10 revenues are expected to be within a range of $180 to $190 million.

▪	Q4’10 GAAP EPS is expected to be within a range of $0.04 to $0.09 per diluted share.

Conference Call Information

Intermec will hold its conference call on October 28, 2010 at 5:00 p.m. ET (2:00 p.m. PT).  The dial-in number for participants is 1-(888)-790-1746 (US and International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at HTUwww.intermec.com/InvestorRelationsUTH

###

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net earnings (loss), and earnings (loss) per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding our restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the Company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2010, the full-year of 2010 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

 INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009

Revenues:
Product	$134,559	$125,822	$379,032	$377,824
Service	34,154	32,969	100,072	101,255
Total revenues	168,713	158,791	479,104	479,079

Costs and expenses:
Cost of product revenues	83,511	79,289	238,354	243,583
Cost of service revenues	19,726	18,239	58,845	58,089
Research and development	16,489	14,065	49,777	45,353
Selling, general and administrative	47,741	44,460	138,573	140,178
Gain on intellectual property sales	(2,944)	-	(2,944)	-
Restructuring charges	1,817	2,703	2,779	18,631
Impairment of facility	-	-	3,008	-
Total costs and expenses	166,340	158,756	488,392	505,834

Operating profit (loss)	2,373	35	(9,288)	(26,755)
Interest income	243	325	787	927
Interest expense	(318)	(261)	(986)	(713)
Earnings (loss) before income taxes	2,298	99	(9,487)	(26,541)
Income tax expense (benefit)	9,182	35	3,750	(9,663)
Net (loss) earnings	$(6,884)	$64	$(13,237)	$(16,878)

Basic (loss) earnings per share	$(0.11)	$0.00	$(0.21)	$(0.27)
Diluted (loss) earnings per share	$(0.11)	$0.00	$(0.21)	$(0.27)

Shares used in computing basic (loss) earnings per share	61,412	61,714	61,732	61,593
Shares used in computing diluted (loss) earnings per share	61,412	62,062	61,732	61,593

INTERMEC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 26, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$173,781	$201,884
Short-term investments	37,416	36,301
Accounts receivable, net	107,412	106,890
Inventories, net	85,336	101,537
Current deferred tax assets, net	48,466	51,140
Assets held for sale	3,196	-
Other current assets	16,543	16,826
Total current assets	472,150	514,578

Property, plant and equipment, net	36,255	37,383
Other acquired intangibles, net	2,718	2,587
Deferred tax assets, net	182,433	182,457
Other assets	31,004	34,404
Total assets	$724,560	$771,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$86,597	$102,607
Payroll and related expenses	21,979	20,683
Deferred revenue	37,261	39,038
Total current liabilities	145,837	162,328

Long-term deferred revenue	22,915	22,010
Pension and other postretirement benefits liabilities	78,673	81,897
Other long-term liabilities	15,116	14,891

Commitments and contingencies

Shareholders’ equity:
Common stock (250,000 shares authorized, 62,411 and 62,203 shares issued and 60,038 and 61,653 outstanding)	624	622
Additional paid-in-capital	692,370	703,590
Accumulated deficit	(187,482)	(174,245)
Accumulated other comprehensive loss	(43,493)	(39,684)
Total shareholders’ equity	462,019	490,283
Total liabilities and shareholders’ equity	$724,560	$771,409

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2010	September 27, 2009
Cash and cash equivalents at beginning of the period	$201,884	$221,335

Cash flows from operating activities:
Net loss	(13,237)	(16,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,137	11,879
Impairment of facility	3,008	-
Deferred taxes	805	(11,835)
Stock-based compensation	7,515	5,922
Gain on intellectual property sales	(2,944)	-
Gain on company owned life insurance	(863)	-
Changes in operating assets and liabilities:
Accounts receivable	(289)	33,743
Inventories	15,453	27,684
Accounts payable and accrued expenses	(14,875)	(22,357)
Deferred revenue	(619)	(6,556)
Other long-term liabilities	273	(40)
Other operating activities	(343)	(2,199)
Net cash provided by operating activities	5,021	19,363

Cash flows from investing activities:
Additions to property, plant and equipment	(9,903)	(7,617)
Sales of property, plant and equipment	-	1,867
Purchases of investments	(6,645)	(35,645)
Maturities of investments	5,800	-
Capitalized patent legal fees	(1,230)	(3,709)
Other investing activities	68	-
Net cash used in investing activities	(11,910)	(45,104)

Cash flows from financing activities:
Stock repurchase	(20,037)	-
Stock options exercised and other	1,482	1,682
Net cash (used in) provided by financing activities	(18,555)	1,682

Effect of exchange rate changes on cash and cash equivalents	(2,659)	5,593
Resulting decrease in cash and cash equivalents	(28,103)	(18,466)

Cash and cash equivalents at end of the period	$173,781	$202,869

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Three Months Ended
	September 26, 2010	Non-GAAP Adjustments	Adjusted September 26, 2010	September 27, 2009	Non-GAAP Adjustments	Adjusted September 27, 2009	June 27, 2010	Non-GAAP Adjustments	June 27, 2010

Revenues:
Product	$134,559		$134,559	$125,822		$125,822	$128,729		$128,729
Service	34,154		34,154	32,969		32,969	32,432		32,432
Total revenues	168,713		168,713	158,791		158,791	161,161		161,161

Costs and expenses:
Cost of product revenues	83,511		83,511	79,289		79,289	81,952		81,952
Cost of service revenues	19,726		19,726	18,239		18,239	19,799		19,799
Research and development	16,489		16,489	14,065		14,065	18,315		18,315
Selling, general and administrative	47,741		47,741	44,460		44,460	45,916		45,916
Gain on intellectual property sales	(2,944)		(2,944)	-		-	-		-
Restructuring charges	1,817	$(1,817)	-	2,703	$(2,703)	-	225	$(225)	-
Impairment of facility	-	-	-	-	-	-	587	(587)	-
Total costs and expenses	166,340	(1,817)	164,523	158,756	(2,703)	156,053	166,794	(812)	165,982

Operating profit (loss)	2,373	1,817	4,190	35	2,703	2,738	(5,633)	812	(4,821)
Interest income	243		243	325		325	394		394
Interest expense	(318)		(318)	(261)		(261)	(323)		(323)
Earnings (loss) before income taxes	2,298	1,817	4,115	99	2,703	2,802	(5,562)	812	(4,750)
Income tax expense (benefit)	9,182	589	9,771	35	963	998	(2,854)	263	(2,591)
Net (loss) earnings	$(6,884)	$1,228	$(5,656)	$64	$1,740	$1,804	$(2,708)	$549	$(2,159)

Basic (loss) earnings per share	$(0.11)	$0.02	$(0.09)	$0.00	$0.03	$0.03	$(0.04)	$0.01	$(0.03)
Diluted (loss) earnings per share	$(0.11)	$0.02	$(0.09)	$0.00	$0.03	$0.03	$(0.04)	$0.01	$(0.03)

Shares used in computing basic (loss) earnings per share	61,412	61,412	61,412	61,714	61,714	61,714	61,949	61,949	61,949
Shares used in computing diluted (loss) earnings per share	61,412	61,412	61,412	62,062	62,062	62,062	61,949	61,949	61,949

	Nine Months Ended
	September 26, 2010	Non-GAAP Adjustments	Adjusted September 26, 2010	September 27, 2009	Non-GAAP Adjustments	Adjusted September 27, 2009

Revenues:
Product	$379,032		$379,032	$337,824		$337,824
Service	100,072		100,072	101,255		101,255
Total revenues	479,104		479,104	479,079		479,079

Costs and expenses:
Cost of product revenues	238,354		238,354	243,583		243,583
Cost of service revenues	58,845		58,845	58,089		58,089
Research and development	49,777		49,777	45,353		45,353
Selling, general and administrative	138,573		138,573	140,178		140,178
Gain on intellectual property sales	(2,944)		(2,944)	-		-
Restructuring charges	2,779	$(2,779)	-	18,631	$(18,631)	-
Impairment of facility	3,008	(3,008)	-	-	-	-
Total costs and expenses	488,392	(5,787)	482,605	505,834	(18,631)	487,203

Operating (loss) profit	(9,288)	5,787	(3,501)	(26,755)	18,631	(8,124)
Interest income	787		787	927		927
Interest expense	(986)		(986)	(713)		(713)
(Loss) earnings before income taxes	(9,487)	5,787	(3,700)	(26,541)	18,631	(7,910)
Income tax expense (benefit)	3,750	2,007	5,757	(9,663)	6,733	(2,930)
Net (loss) earnings	$(13,237)	$3,780	$(9,457)	$(16,878)	$11,898	$(4,980)

Basic (loss) earnings per share	$(0.21)	$0.06	$(0.15)	$(0.27)	$0.19	$(0.08)
Diluted (loss) earnings per share	$(0.21)	$0.06	$(0.15)	$(0.27)	$0.19	$(0.08)

Shares used in computing basic (loss) earnings per share	61,732	61,732	61,732	61,593	61,593	61,593
Shares used in computing diluted (loss) earnings per share	61,732	61,732	61,732	61,593	61,593	61,593

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION BY CATEGORY
(In millions)
(Unaudited)

	Three Months Ended					Three Months Ended
	September 26, 2010	Percent of Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$93.2	55.2%	$88.1	55.5%	5.8%	$86.3	53.5%	8.0%
Printer and media	41.4	24.6%	37.7	23.7%	9.8%	42.4	26.3%	(2.4%)
Total product	134.6	79.8%	125.8	79.2%	7.0%	128.7	79.8%	4.6%
Service	34.1	20.2%	33.0	20.8%	3.6%	32.5	20.2%	4.9%
Total revenues	$168.7	100.0%	$158.8	100.0%	6.2%	$161.2	100.0%	4.7%

	Nine Months Ended
	September 26, 2010	Percent of Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$258.6	54.0%	$267.5	55.8%	(3.3%)
Printer and media	120.4	25.1%	110.3	23.0%	9.2%
Total product	379.0	79.1%	377.8	78.8%	0.3%
Service	100.1	20.9%	101.3	21.2%	(1.2%)
Total revenues	$479.1	100.0%	$479.1	100.0%	0.0%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHIC REGION
(In millions)
(Unaudited)

	Three Months Ended					Three Months Ended
	September 26, 2010	Percent of Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues	June 27, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$84.1	49.8%	$89.0	56.0%	(5.5%)	$84.7	52.5%	(0.7%)
Europe, Middle East and Africa (EMEA)	50.8	30.1%	45.9	28.9%	10.7%	49.7	30.8%	2.2%
All others	33.8	20.1%	23.9	15.1%	41.4%	26.8	16.7%	26.1%
Total revenues	$168.7	100.0%	$158.8	100.0%	6.2%	$161.2	100.0%	4.7%

	Nine Months Ended
	September 26, 2010	Percent of Revenues	September 27, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$243.3	50.8%	$280.9	58.6%	(13.4%)
Europe, Middle East and Africa (EMEA)	151.4	31.6%	133.4	27.8%	13.5%
All others	84.4	17.6%	64.8	13.6%	30.2%
Total revenues	$479.1	100.0%	$479.1	100.0%	0.0%